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                                                                   EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER


     James J. Weisman, Jr. hereby consents to the use of his oil and gas reserve reports in this Form S-3 Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission by Magnum Hunter Resources, Inc. and to the references to me under the captions "Business and Properties" and "Experts" in the Registration Statement.


                                        /s/ JAMES J. WEISMAN, JR.
                                        -------------------------
                                            James J. Weisman, Jr.

October 30, 1997